United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 28, 2012 (Date of earliest event reported: September 24, 2012)
NB MANUFACTURING, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281
 (Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 Entry Into a Material Definitive Agreement; ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On September 24, 2012, NB Manufacturing, Inc., a Nevada corporation (“NB” or “Registrant”), entered into a Settlement and Release Agreement with the Kevin McCloskey IRA, Cuipo, LLC, Michael Greco, Kevin Maloney, and Keith Volpone (collectively, the “Sellers”) to obtain intellectual property related to the TWITYAP, STAR CONNECT and RADIO CONNECT trade and domain names, software, and mobile applications. Various covenants were agreed to by the Sellers, including a non-compete agreement limited to social media directed to celebrities and entertainers. The Sellers received a total of approximately 727,050 shares of the Registrant’s common stock in exchange for the transfer.

The foregoing description of the Settlement and Release Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement and Release Agreement, a copy of which is filed as Exhibit 2.4 to this Form 8-K.

ITEM 3.02  Unregistered Sales of Equity Securities.

Pursuant to the Settlement and Release Agreement, the Registrant is issuing shares of its common stock as follows:

The McCloskey IRA	206,625 shares
GTJ Investments, LLC	146,625 shares
Michael Greco	201,300 shares
Kevin Maloney	30,000 shares
Keith Volpone	142,500 shares

These shares will be issued by the Registrant in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 8.01 Other Events.

On September 28, 2012, the Company issued a press release announcing the above asset acquisition. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

ITEM 9.01  Exhibits.

2.4
Settlement and Release Agreement entered into as of September 24, 2012 by and among the Kevin McCloskey IRA, Cuipo, LLC, Michael Greco, Kevin Maloney, Keith “Seven” Volpone and NB Manufacturing, Inc., filed herewith.

99.1	Press release of NB Manufacturing, Inc. dated September 28, 2012, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 28, 2012

NB Manufacturing, Inc., a Nevada corporation

By:  /s/ Michael Schifsky
Michael Schifsky, CFO